EXHIBIT 23.1

                            E. E. TEMPLETON & ASSOCIATES, INC.
                            407 1/2 Second Street
                            Marietta, Ohio 45750

                                 614-373-5046

November 15, 1995

Resource America, Inc.
Attention: Mr. Jeff Simmons
2876 South Arlington Road
Akron, Ohio  44312

Gentlemen:

We hereby consent to the use of our audit report dated November 15, 1995, on reserves and revenue, as of October 1, 1995, from certain properties owned by Resource America, Inc. in Resource America, Inc.'s Annual Report on form
10-K for the fiscal year ending September 30, 1995.

Very truly yours,

/s/ E. E. Templeton
-------------------
E. E. Templeton & Associates, Inc.